Exhibit 4(3)

STATE OF ISRAEL

MINISTRY OF FINANCE

OFFICE OF THE LEGAL ADVISOR

  November 15, 2012

Re:	Registration Statement of
State of Israel on Schedule B

Dear Sirs:

I, Legal Advisor to the Ministry of Finance of the State of Israel (“Israel”), have reviewed the above-referenced Registration Statement filed on the date hereof with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), including the Prospectus constituting a part thereof (the “Prospectus”) and any amendments or supplements thereto, and the forms of Underwriting Agreement and the Fiscal Agency Agreement filed as exhibits to the Registration Statement (the “Agreements”), pursuant to which Israel proposes to issue and sell certain debt securities (the “Offered Securities”).

The issuance of the Offered Securities has been authorized pursuant to the State Property Law of Israel.

It is my opinion that when the Offered Securities have been duly authorized, executed and delivered by Israel and authenticated pursuant to the Agreements and delivered to and paid for by the underwriters as contemplated by the Registration Statement, the Offered Securities will constitute valid and legally binding direct and unconditional obligations of Israel under and with respect to the present laws of Israel.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Validity of the Securities” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder. I also consent to the reliance on this opinion by Arnold & Porter LLP as to any matter relating to the laws of Israel, in connection with any opinion required to be filed with or delivered to the SEC.

Very truly yours,

/s/ Joel Baris______________________
Joel Baris
Legal Advisor to the Ministry of Finance Government of Israel